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Exhibit 4.2(a)

SEE REVERSE SIDE OF CERTIFICATE
FOR RESTRICTIONS ON TRANSFERS &
MANDATORY CONVERSION EVENTS

[NUMBER]	[SHARES]

HAWAIIAN HOLDINGS, INC.
Organized under the Laws of Delaware

Series A Special Preferred Stock, par value $0.01 per share

This Certifies that                                is the record holder of            Shares of the HAWAIIAN HOLDINGS, INC. Series A Special Preferred Stock, par value $.01 per share transferable on the books of said Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed or assigned.

Witness the seal of the its duly authorized officers	[STAMP]	Corporation and the signature of
Dated

CORPORATE SECRETARY		CHAIRMAN OF THE BOARD

HAWAIIAN HOLDINGS, INC.

        The Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of shares of each class authorized to be issued and the variations in the relative rights and preferences between shares of each series of preferred stock so far as the same have been fixed and determined. Requests may be directed to the Corporation in Honolulu, Hawaii. The Board of Directors of the Corporation has been authorized to fix and determine the relative rights and preferences of each series of preferred stock subsequently created.

NOTICE OF RESTRICTIONS ON TRANSFER & MANDATORY CONVERSION EVENTS

        THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR (II) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER.

        THE SALE, ASSIGNMENT OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED JANUARY 31, 1996, BY AND AMONG THE HAWAIIAN AIRLINES, INC., AIRLINE INVESTORS PARTNERSHIP, L.P. AND CERTAIN UNIONS (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME), A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY IF THE TRANSFER HAS NOT BEEN MADE IN COMPLIANCE WITH THE STOCKHOLDERS AGREEMENT.

        THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION PROVIDES THAT A TRANSFER OF SHARES OF VOTING STOCK OF THE CORPORATION TO A PERSON WHO IS NOT A U.S. CITIZEN SHALL NOT BE VALID, EXCEPT BETWEEN THE PARTIES TO THE TRANSFER, UNTIL THE TRANSFER HAS BEEN RECORDED ON THE BOOKS OF THE CORPORATION AND ALSO RECORDED ON THE FOREIGN STOCK RECORD OF THE CORPORATION AS PROVIDED THEREIN.

        A SHARE OF THE SERIES A SPECIAL PREFERRED STOCK SHALL BE CONVERTED INTO ONE SHARE OF COMMON STOCK AUTOMATICALLY UPON TRANSFER OF SUCH SHARE TO ANY PERSON WHO IS NOT AN AFFILIATE (AS DEFINED IN ARTICLE III, PARAGRAPH C OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE INITIAL HOLDER OF SUCH SHARE OF SERIES A SPECIAL PREFERRED STOCK.

        EACH SHARE OF SERIES A SPECIAL PREFERRED STOCK SHALL BE CONVERTED INTO ONE SHARE OF COMMON STOCK AUTOMATICALLY IF THE HOLDER OF SERIES A SPECIAL PREFERRED STOCK IS THE HOLDER OF RECORD OF LESS THAN 5% OF THE OUTSTANDING COMMON EQUITY INTEREST (AS DEFINED IN SECTION 4(a)(i)(B) OF ARTICLE III, PARAGRAPH C OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION) OF THE STOCK OF THE CORPORATION FOR A PERIOD OF 365 DAYS.

THE FOLLOWING CERTIFICATE MUST BE EXECUTED

BEFORE TRANSFER MAY BE MADE ON THE BOOKS OF THE CORPORATION.

        The undersigned hereby certifies that the assignee(s) below is (are) respectively

        No. of shares

A U.S. citizen	☐	an alien	☐	and that the beneficial owner is a U.S. citizen	☐	an alien	☐

A U.S. citizen	☐	an alien	☐	and that the beneficial owner is a U.S. citizen	☐	an alien	☐

A U.S. citizen	☐	an alien	☐	and that the beneficial owner is a U.S. citizen	☐	an alien	☐

A U.S. citizen	☐	an alien	☐	and that the beneficial owner is a U.S. citizen	☐	an alien	☐

        NOTICE    THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

        For Value Received,                         hereby sell, assign, and transfer unto                                                                                                   Shares of the Capital Stock represented by the within Certificate and do hereby irrevocably constitute and appoint                                                 Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

        Dated                        19

                In presence of

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  Exhibit 4.2(a)